EXHIBIT 99.1: CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the filing of the Quarterly Report on form
    10-KSB for the Year Ended December 31, 2002 (the "Report") by
    Youbet.com, Inc., each of the undersigned hereby certifies that:

        1. The Report complies in all material respects with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Registrant.



       November 12, 2002          By:  /s/ CHARLES F. CHAMPION
                                           Charles F. Champion
                                           President and Chief Executive Officer


       November 12, 2002          By:  /s/ GARY SPROULE
                                           Gary Sproule
                                           Chief Financial Officer